Exhibit 10.09

                                    AGREEMENT
                                    ---------



     THIS AGREEMENT, dated as of the 3rd day of January, 2OO0~ between and among Joel S. Ratner, in his capacity as Escrow Agent ("Escrow Agent"); Sparta Surgical Corporation, a Delaware corporation ("Sparta"); and Royce Walker & Co. ("RWC").

                                WITNESSETH THAT:

     WHEREAS, Sparta has previously issued to RWC a total of 98,500 shares of common stock of Sparta (the "Shares"), which Shares have been issued as consideration for certain financial consulting services provided to Sparta by RWC, including, but not limited to, RWC's assistance in the (i) securing of certain) financing, and (ii) development and marketing of Sparta's product line in countries outside the United States;

     WHEREAS, the Shares have been and are presently being held by Escrow Agent for the benefit of RWC; and

     WHEREAS, the parties now desire to clarify and confirm in writing their understanding as to the release of the Shares by Escrow Agent to RWC.

     NOW, THEREFORE, in consideration of the mutual undertakings contained herein and previously performed, including those financial consulting services referred to above, the parties hereto, intending to he legally bound, agree as follows:

     1. Escrow Agent acknowledges having possession of the Shares, and that the Shares arc being held in escrow on RWC's behalf.

     2. The Shares shall continue to be held in escrow until such time as any one (1) or more of the following conditions (each such condition being hereinafter referred to as a "Condition," and such conditions being collectively referred to as "Conditions") shall occur:


          (a)  The Shares have achieved a fair market value of $7.00 per share;

          (b) if (1) an order is entered for relief against Sparta, or declaring that Sparta is insolvent, or resulting in a finding that Sparta is insolvent, or if Sparta voluntarily files for bankruptcy, or if similar relief is granted with respect to Sparta, under any law now or hereafter in effect relating to bankruptcy, insolvency, relief of debtors, protection of creditors; (ii) a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official is appointed for Sparta or for all or any substantial pall of Sparta's property; or (iii) if a proceeding is brought under the federal bankruptcy code. Sparta fails to file a proper answer thereto (including a request that the petitioner post adequate bond under Section 303(e) of said code) wIthin thirty days of receipt of notice of said proceeding;

          (c) Sparta performs a formal registration of all or a portion of its stock on or after May 1, 2000, in which event the Shares shall automatically be "piggybacked" with Sparta's shares for registration purposes; or

          (d) None of the foregoing Conditions have occurred by September 7, 2000.

     3. Upon receipt by the Escrow Agent of written notice by RWC or Sparta stating that one of the Conditions referred to in subparagraphs (a) through (d) of Paragraph 2 of this Agreement have occurred (which absent any actual knowledge on the part of the Escrow Agent to the contrary shall be accepted as absolute grounds for release hereunder), the Shares shall be released by the Escrow Agent to RWC. Following the release of the Shares hereunder, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibility hereunder.

     4. The parties agree that the Shares may not in any way be offered for sale, sold. pledged, hypothecated, transferred, assigned or in any other manner disposed of, except as expressly provided for in this Agreement. Stop transfer instructions to Sparta's transfer agent have been or will be placed with respect to the Shares so as to restrict their sale, pledge or other transfer. Upon the release of the Shares from escrow hereunder, Sparta shall notify Sparta's transfer agent to remove the stop transfer instructions, accordingly.

     5. Sparta agrees to indemnify and hold harmless Escrow Agent and RWC from any costs, damages, expenses, losses or claims, including attorneys fees, which

Escrow Agent or RWC may incur or sustain as a result of or arising out of this Agreement or Escrow Agent's duties relating thereto.

     6. Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein, in its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity or any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein. Escrow Agent shall not he liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to he taken or omitted, in good faith and in the exercise of reasonable judgment, except for the acts of willful misconduct or gross negligence.

     7. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands and the competent courts in the Netherlands shall have the exclusive jurisdiction, to the exclusion of any other courts, over any dispute between the parties arising out or in connection with this Agreement.

     8. No waiver of any rights by any party hereto shall he construed as a waiver of the same or any other right at any prior or subsequent time.

     9. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against regulatory or public policy, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. it is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions and covenants without including any of such which may be hereafter declared invalid, void or unenforceable.

     10. This Agreement supersedes any other agreements, understandings and communications between the Parties in connection with the subject matter thereof.

     11. Any notices to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the time when (i) delivered in person, against appropriate receipt, or (ii) five (5) business days after being mailed via federal express or other overnight delivery service, or (iii) one business day after sent by facsimile and confirmed by receipt, provided the notice is addressed to the addresses stated below or any other address of which either party shall advise the other parties in writing in the same fashion:


        To Sparta:                    7068 Koll Center Parkway, Ste: 425
                                      Pleasanton, CA 94566
                                      Attn: Thomas F. Reiner
                                      Facsimile No.:(925) 417-2243

       To Royce Walker & Co. Ltd:
                                      P.O. Box N.4875
                                      Devonshire House,
                                      Queen Street
                                      Nassau, BAHAMAS


       To Escrow Agent:               Joel S. Rainer
                                      11586 Pierson Road
                                      Wellington, Florida 33414
                                      Facsimile No.: 561-333-1995




     IN WITNESS WHEREOF, Sparta, RWC and Escrow Agent have caused this Escrow Agreement to be executed by their respective authorized agents.



ESCROW AGENT                           SPARTA SURGICAL CORPORATION


/s/  Joel S. Ratner                    /s/  Thomas F. Reiner
--------------------------             -----------------------------------------
Joel S. Ratner                         Thomas F. Reiner, Chairman of the Board
                                       President and CEO



                                       Royce Walker & Co. Ltd.

                                       /s/
                                       -----------------------------------------